UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

CONNECTONE BANCORP, INC.
(Exact name of Company as specified in its charter)

New Jersey	001-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Sylvan Avenue
Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (201) 816-8900

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2016, ConnectOne Bancorp, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein (collectively, the "Underwriters"), relating to the offer and sale in an underwritten offering of 1,443,299 shares of the Company's common stock. The shares of common stock were sold at a public offering price of $24.25 per share. The Underwriters have agreed to purchase the shares from the Company at a discount of $1.09 per share. The Company has granted the Underwriters a 30-day option to purchase up to an additional 216,495 shares of common stock from the Company at the public offering price less the underwriting discount solely to cover over-allotments, if any. The Company expects to receive net proceeds from this offering of approximately $33,425,000 (or approximately $38,438,751 if the Underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses payable by us. The offering is expected to close on or about December 19, 2016, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplements and other documents and filings relating to the offering of the shares of common stock. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to the Company's effective registration statement on Form S-3 (the "Registration Statement") (File No. 333-213260) previously filed with the SEC, including the prospectus contained therein, and a preliminary prospectus supplement dated December 13, 2016 and final prospectus supplement dated December 14, 2016, each filed by the Company with the Securities and Exchange Commission.

Item 8.01 Other Events

On December 14, 2016, the Company issued a press release regarding the pricing terms of its previously announced underwritten public offering of shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The opinion of counsel to the Company with respect to the validity of the shares of common stock is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 14, 2016 by and among the Company and Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein.
5.1	Opinion of Windels Marx Lane & Mittendorf, LLP.
23.1	Consent of Windels Marx Lane & Mittendorf, LLP (included in Exhibit 5.1).
99.1	Press Release, dated December 14, 2016, regarding the pricing of the underwritten public offering of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: December 14, 2016	By:	/s/ William S. Burns
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 14, 2016 by and among the Company and Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein.
5.1	Opinion of Windels Marx Lane & Mittendorf, LLP.
23.1	Consent of Windels Marx Lane & Mittendorf, LLP (included in Exhibit 5.1).
99.1	Press Release, dated December 14, 2016, regarding the pricing of the underwritten public offering of common stock.